                          PREMIERE RADIO NETWORKS, INC.

                                    EXHIBIT 11

                        Computation of Per Share Earnings
                        ---------------------------------

                                                       THREE MONTHS ENDED    NINE MONTHS ENDED
                                                          SEPTEMBER 30,        SEPTEMBER 30,
                                                       ------------------    -------------------
                                                        1996        1995       1996         1995
                                                        ----        ----       ----         ----
PRIMARY EARNINGS PER SHARE:
Weighted average shares outstanding. . . . . . . . .      7,560,952   5,121,434   7,335,952   5,121,434
Net effect of dilutive stock options and warrants. .      2,140,479   1,841,974   2,077,803     378,346
                                                         ----------  ----------  ----------  ----------
Total. . . . . . . . . . . . . . . . . . . . . . . .      9,701,431   6,963,408   9,413,755   5,499,780
                                                         ----------  ----------  ----------  ----------
Net income . . . . . . . . . . . . . . . . . . . . .     $1,259,208  $  665,035  $3,031,185  $2,051,081
Reduction in interest expense resulting from the
 assumed exercise of stock options and warrants to
 purchase common stock and the assumed reduction of
 outstanding notes payable, net of income taxes. . .          8,012      26,861      24,035      80,584
Increase in interest income resulting from the
 assumed exercise of stock options and warrants
 to purchase common stock and the assumed investment
 in short-term, cash equivalent marketable securities,
 net of income taxes . . . . . . . . . . . . . . . .         45,734      34,708      137,203    104,125
                                                         ----------  ----------  ----------  ----------
Net income, as adjusted. . . . . . . . . . . . . . .     $1,312,954  $  726,604   $3,192,423 $2,235,790
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Per share amount . . . . . . . . . . . . . . . . . .          $0.14       $0.10       $0.34       $0.41
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

                          PREMIERE RADIO NETWORKS, INC.

                                    EXHIBIT 11

                        Computation of Per Share Earnings

                                   (Continued)

                                                   THREE MONTHS ENDED   NINE MONTHS ENDED
                                                       SEPTEMBER 30,       SEPTEMBER 30,
                                                   ------------------   -----------------
                                                    1996        1995     1996       1995
                                                   ------      ------   -----       -----
FULLY DILUTED EARNINGS PER SHARE:
Weighted average shares outstanding. . . . . . .  7,560,952  5,121,434  7,335,952  5,121,434
Net effect of dilutive stock options and
 warrants. . . . . . . . . . . . . . . . . . . .  2,140,479  1,841,974  2,087,407    378,346

Total. . . . . . . . . . . . . . . . . . . . . .  9,701,431  6,963,408  9,423,359  5,499,780
                                                 ----------  --------- ---------- ----------
Net income . . . . . . . . . . . . . . . . . . . $1,259,208   $665,035 $3,031,185 $2,051,081

Reduction in interest expense resulting from
 the assumed exercise of stock options and
 warrants to purchase common stock and the
 assumed reduction of outstanding notes
 payable, net of income taxes  . . . . . . . . .      8,012     26,861     24,035     80,584
Increase in interest income resulting from the
 assumed exercise of stock options and warrants
 to purchase common stock and the assumed
 investment in short-term, cash equivalent
 marketable securities, net of income taxes  . .     49,723     17,470    149,170     52,409
                                                 ----------  --------- ---------- ----------
Net income, as adjusted. . . . . . . . . . . . . $1,316,943   $709,366 $3,204,390 $2,184,074
                                                 ----------  --------- ---------- ----------
                                                 ----------  --------- ---------- ----------
Per share amount . . . . . . . . . . . . . . . .      $0.14      $0.10      $0.34      $0.40
                                                 ----------  --------- ---------- ----------
                                                 ----------  --------- ---------- ----------